[ELITE LOGO]


                                 June 19, 2001


Mr. Montgomery F. Lunn
11278 Montana Avenue
Los Angeles, CA 90049

Dear Monty:

     We are pleased to provide you with a relocation package, whereby Law Manager, Inc., a subsidiary of Elite Information Group, Inc. (collectively the "Company") will agree (i) to reimburse you up to $25, 000.00 for certain actual incurred moving expenses, identified below, to help you with your move to Pennsylvania and (ii) to reimburse you for certain expenses associated with the sale of your home which you have already incurred. The following expenses are considered reimbursable moving expenses, with valid receipts.

     -    Temporary housing accommodations
     -    Packing and shipping of household items
     -    Shipping of automobiles

     Moving expenses incurred prior to December 31, 2001, are reimbursable provided that receipts for such expenses are submitted no later than February 28, 2002.

     Immediately upon your execution of this letter, and execution of the promissory note attached hereto (the "Note"), the Company will pay you $25,000.00 as reimbursement for expenses, which you have already incurred, for the sale of your home. Each year on June 19, beginning June 19, 2002, the Company will reduce the principal amount due under the Note by twenty percent provided that you have not voluntarily terminated your employment with the Company as of such date. Should you decide to terminate your employment with the Company prior to June 19, 2006, the principal amount remaining due under the Note as of such time shall become immediately due and payable. You agree that such remaining principal amount may be deducted from any wages, vacation pay, bonuses or commissions due to you at the time of you terminate your employment. If the Company terminates your employment at any time the Note shall become null and void. The Company agrees that it will not make demand for payment of the Note so long as you do not terminate your employment with the Company. If you have not voluntarily terminated your employment as of June 19, 2006, the Company will void the Note.

     If you are in agreement with the foregoing, please sign this letter in the space provided below and sign the attached Note.


                                        Best regards,


                                        /s/ CHRISTOPHER K. POOLE
                                        Christopher K. Poole
                                        Chairman
                                        Law Manager, Inc.





/s/ MONTGOMERY F. LUNN
----------------------------
Montgomery F. Lunn






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[ELITE LOGO]


                                PROMISSORY NOTE


$25,000.000                                            Los Angeles,  California
                                                       June 19, 2001


     FOR VALUE RECEIVED, the receipt of which is hereby acknowledged, MONTGOMERY F. LUNN (the "Maker") promises to pay on demand to the order of ELITE INFORMATION GROUP, INC. (the "Payee"), its successors and assigns, the principal sum of Twenty Five Thousand Dollars ($25,000.00), without interest.

     Payment under this Note is due and payable in Los Angles, California, at such location, as Payee shall determine.

     The Maker waives protest, presentment, notice of dishonor and notice of acceleration or maturity and agrees to continue to remain bound for the payment of principal and all other sums due under this Note not withstanding any change or changes by way of any extension or extensions of time for the payment of principal.

     This Note may not be modified, amended, extended, renewed, released or terminated orally.

     This Note has been executed and delivered within the State of California and shall be governed by and construed in accordance with the internal laws and judicial decisions of California.

     The Maker agrees that the Payee may enforce its rights hereunder in any court of competent jurisdiction in Los Angeles County, California. The Maker does not hereby waive its right to remove any such claim to federal court.

     IN WITNESS WHEREOF, the Maker has caused their Note to be executed as of the date hereof.




                              /s/ MONTGOMERY F. LUNN                6/22/01
                              ------------------------------------------------
                              Montgomery F. Lunn                     Date